UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

APACHE CORPORATION

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Investor Update April 2020

Notice to Investors Certain statements in this presentation contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 including, without limitation, expectations, beliefs, plans, and objectives regarding anticipated financial and operating results, asset divestitures, estimated reserves, drilling locations, capital expenditures, price estimates, typical well results and well profiles, type curve, and production and operating expense guidance included in this presentation. Any matters that are not historical facts are forward looking and, accordingly, involve estimates, assumptions, risks, and uncertainties, including, without limitation, risks, uncertainties, and other factors discussed in our most recently filed Annual Report on Form 10-K, recently filed Quarterly Reports on Form 10-Q, recently filed Current Reports on Form 8-K available on our website, www.apachecorp.com, and in our other public filings and press releases. These forward-looking statements are based on Apache Corporation’s (Apache) current expectations, estimates, and projections about the company, its industry, its management’s beliefs, and certain assumptions made by management. No assurance can be given that such expectations, estimates, or projections will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results, or other expectations expressed in this presentation, including, Apache’s ability to meet its production targets, successfully manage its capital expenditures and to complete, test, and produce the wells and prospects identified in this presentation, to successfully plan, secure necessary government approvals, finance, build, and operate the necessary infrastructure, and to achieve its production and budget expectations on its projects. Whenever possible, these “forward-looking statements” are identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “continues,” “could,” “estimates,” “expects,” “guidance,” “may,” “might,” “outlook,” “possible,” “potential,” “projects,” “should,” “would,” “will,” and similar phrases, but the absence of these words does not mean that a statement is not forward-looking. Because such statements involve risks and uncertainties, Apache’s actual results and performance may differ materially from the results expressed or implied by such forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Unless legally required, we assume no duty to update these statements as of any future date. However, you should review carefully reports and documents that Apache files periodically with the Securities and Exchange Commission. Cautionary Note to Investors: The United States Securities and Exchange Commission (SEC) permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable, and possible reserves that meet the SEC's definitions for such terms. Apache may use certain terms in this presentation, such as “resource,” “resource potential,” “net resource potential,” “potential resource,” “resource base,” “identified resources,” “potential net recoverable,” “potential reserves,” “unbooked resources,” “economic resources,” “net resources,” “undeveloped resource,” “net risked resources,” “inventory,” “upside,” and other similar terms that the SEC guidelines strictly prohibit Apache from including in filings with the SEC. Such terms do not take into account the certainty of resource recovery, which is contingent on exploration success, technical improvements in drilling access, commerciality, and other factors, and are therefore not indicative of expected future resource recovery and should not be relied upon. Investors are urged to consider carefully the disclosure in Apache’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 available from Apache at www.apachecorp.com or by writing Apache at: 2000 Post Oak Blvd., Suite 100, Houston, Texas 77056 (Attn: Corporate Secretary). You can also obtain this report from the SEC by calling 1-800-SEC-0330 or from the SEC's website at www.sec.gov. Certain information may be provided in this presentation that includes financial measurements that are not required by, or presented in accordance with, generally accepted accounting principles (GAAP). These non-GAAP measures should not be considered as alternatives to GAAP measures, such as net income, total debt or net cash provided by operating activities, and may be calculated differently from, and therefore may not be comparable to, similarly titled measures used at other companies. For a reconciliation to the most directly comparable GAAP financial measures, please refer to Apache’s fourth quarter 2019 earnings release at www.apachecorp.com. None of the information contained in this document has been audited by any independent auditor. This presentation is prepared as a convenience for securities analysts and investors and may be useful as a reference tool. Apache may elect to modify the format or discontinue publication at any time, without notice to securities analysts or investors.

Apache is Well-Positioned to Withstand COVID-19 and a Market Downturn Our experienced management team, diverse asset portfolio and new organizational structure are already enabling Apache to be more agile and respond quickly to changing commodity price environments Disciplined Financial Strategy Diversified Portfolio Strong Liquidity Profile Focus on maintaining ample liquidity position and achieving Cash Flow Neutrality Ensure ongoing Suriname exploration and appraisal program April 2nd announcement of significant oil discovery, which follows the January 7th discovery Third and fourth exploration locations have been identified Protect cash flow from further oil price dislocation Deliver G&A and LOE cost reduction Reduce upstream capital investment Ability to flex capital allocation across conventional, unconventional, domestic and international assets International assets generate more stable cash flow in a volatile price environment Balanced commodity profile and geographic pricing points diversify risk JV structure on Block 58 Suriname materially reduces appraisal and development capital commitments Ample liquidity to weather an extended price downturn $4 billion committed credit facility extending through March 2024 (option for 1-year extension) Altus (ALTM) has sufficient liquidity to fund its capital program, including an $800 million credit facility that is non-recourse to and not guaranteed by Apache Manageable bond maturities over next 5 to 7 years No maturities in 2020 $937 million maturities in 2021-23 No maturities in 2024-2025

Decisive Actions Support our Strategic and Near-Term Priorities Decisive Actions Taken Reduced 2020 upstream capital investment by ~$1.2 - $1.4 billion, year-over-year (-54% at midpoint of guidance) Capital allocation to projects with positive return potential and longer cycle times Permian activity reduced to zero Decreased annual dividend payout by $340 million, or 90%, on March 12th Captured $150 million of annual cost savings through G&A alone; now expect to deliver an annualized G&A and LOE cost reduction in excess of $300 million ~$225 million will be achieved in 2020 Entered into protective near-term hedges Strategic Priorities Flex capital with commodity price environment Shift Permian activity to Egypt, North Sea flat Right-size G&A and LOE for reduced capital activity Implement organizational redesign Near-Term Priorities Ensuring the health and safety of our employees Optimizing operations and capital spend Maintaining ample liquidity Maintaining balanced approach to capital allocation

Recent Debt Financing Efforts $MM (1) Amount Outstanding excludes Altus, and is before unamortized discount and debt issuance costs. Successful debt management exercises in 2018 and 2019 Absolute debt paydown of $363MM in the same time period Through these two efforts, eliminated $1.6B of debt maturities between 2018 to 2023 Renewed and expanded the revolving credit facility to $4B in 2018 Extended maturity through March 2024 in 2019 Includes a $2B committed letter of credit sub-limit Immaterial impacts from changes in credit rating (no change in size, structure or access) Significantly improved liquidity position proving to be invaluable coming into 2020 YE 2017 Amount Outstanding ($MM)(1) $8,580 Weighted Avg. Maturity 18 Yrs Weighted Avg. Coupon 5.097% $MM YE 2019 Amount Outstanding ($MM)(1) $8,217 Weighted Avg. Maturity 17 Yrs Weighted Avg. Coupon 4.877%

Relentless Drive to Continually Enhance our Compensation Practices For 2020 we have introduced significant improvements to our compensation practices that address areas of considerable shareholder interest and consensus 40% Combined weighting of Annual Returns & Free Cash Flow Value-Based Measures Elimination of Annual Production Metric 0% Weighting of Production 60% Weighting of Performance Goals in LTIP Up from 55% in 2019 & 50% in 2018 70% Weighting of Operational Goals Up from 60% in 2019 Simplified Annual Goals Half The Number of Metrics Annual ESG Metrics 20% Combined Weighting of ESG Metrics Reduced to Align with Market Reference Pay Levels -10% CEO Target Pay

The MD&C Committee has reviewed our executive compensation program, which is heavily weighted toward equity, and has determined that the current oil price environment has had a significant impact on management’s compensation As such, the MD&C Committee has decided that further compensation decisions and wage cuts could not be justified $6,670,753 $8,916,797 $10,178,741 $8,873,499 CEO & President Beneficial Stock Ownership Over Time # of shares Value of 2020 Long-Term Incentive Grants(1) Since becoming our CEO, John Christmann has consistently increased his stock ownership and has never reduced his stock position, reinforcing an unwavering commitment to long-term value creation and alignment with our shareholders’ experience Pay for Performance Alignment $9.3 million $1.5 million ↓84% value of LTI grants since grant date (1) Reflects value of CEO long-term incentive awards granted at 3-Jan-2020 compared with value of awards at 31-Mar-2020

Substantial Progress on Organizational Re-Design EXPLORATION DEVELOPMENT OPERATIONS SUPPORT CFO Legal Commercial Accounting IT HR Administration Deliver more dynamic planning and capital allocation Improve collaboration and alignment Simplify the organization Enable value-adding technology adoption $ Expect cost reductions in excess of $300 million, up from original target of $150 million

Continuing to Operate Within Our Framework for Long-Term Value Creation BALANCED PORTFOLIO APPROACH U.S. / International: Relatively Even Capital Split Onshore / Offshore: Short, Medium and Long-Cycle Exploration / Development: Conventional & Unconventional OPERATIONAL FLEXIBILITY Actively Manage Capital Allocation to Reflect Commodity Price Environment FREE CASH FLOW GENERATION Capital Discipline, Long-Term Returns-Focused Investment PRIORITIZE RETURN OF CAPITAL Plan for Increasing Returns to Investors – Debt Reduction, Dividends and Share Repurchases SUSTAIN OR INCREASE OIL PRODUCTION LOW SINGLE DIGITS Prioritize Returns / Growth is an Outcome EXPLORATION TO PROVIDE LONG-TERM OPPORTUNITY Suriname / Egypt / North Sea / U.S. Onshore